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                                 Exhibit 99.2
                                    By-Laws

                                  BY-LAW NO. 1

                  BY-LAW RELATING GENERALLY TO THE TRANSACTION
                         OF THE BUSINESS AND AFFAIRS OF
                            1095137 ONTARIO LIMITED


                     (hereinafter called the "Corporation")

            BE IT ENACTED as a by-law of the Corporation as follows:

                                 INTERPRETATION

Definitions

     1. In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

"Act" means the Business Corporations Act (Ontario) and any statute that may be substituted therefor, as from time to time amended, and includes the regulations made pursuant thereto;

"appoint" includes "elect" and vice versa;

"articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival, letters patent or any other instrument of incorporation of the Corporation and any amendments thereto;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

"recorded address" means, in the case of a shareholder, his address as recorded in the securities register, and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one, and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 5 or by a resolution passed pursuant thereto;

"unanimous shareholder agreement" means a written agreement among all the shareholders of the Corporation, or among all such shareholders and a person who is not a shareholder, or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts, in whole or in part, the
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powers of the directors to manage the business and affairs of the Corporation as from time to time amended;

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing number include the singular and the plural, words importing gender include the masculine, feminine and neuter genders and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his capacity as trustee, executor, administrator or other legal representative.


                      GENERAL BUSINESS OF THE CORPORATION

Registered Office

     2. The registered office of the Corporation shall be at a place within Ontario as specified in the articles and thereafter as the board may by resolution from time to time determine.

Corporate Seal

     3. The Corporation may have one or more different seals, which may be adopted or changed from time to time by resolution of the board, and on which the name of the Corporation appears in the language or one or more of the languages set out in the articles.


Financial Year

4.  Until changed by resolution of the board, the financial year of the
Corporation shall end on the    day of       August in each year.

Execution of Instruments

5. Deeds, transfers, assignments, contracts, and obligations, certificates and other instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by two persons, one of whom holds the office of chairman of the board, managing director, president, vice-president, or director and the other of whom holds one of the said offices or the office of secretary, treasurer, assistant secretary, assistant treasurer or director or any other office created by by-laws or by resolution of the board, or where the Corporation has only one director and such person holds the office of president, by that person alone. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal (if any) to any instrument. Any signing officer may certify a copy of any instrument, resolution, by-law or other document of the Corporation to be a true copy thereof. Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed by more than one person may be executed in several documents of like form each of which is executed by one or more of such persons, and such documents, when duly executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document and to bear date as of the date of execution thereof by the last such person.

Banking Arrangements

6. The banking business of the Corporation shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board including, without limitation, the borrowing of money and the giving of security therefor, and
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such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

Borrowing, Issuing Debt Obligations and Securing Liabilities

7. Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time and without authorization of the shareholders:


          (a)  borrow money upon the credit of the Corporation;

          (b) issue, re-issue, sell or pledge any debt obligation of the Corporation, whether secured or unsecured;

          (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; or


          (d) mortgage, hypothecate pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real, personal, movable or immovable property of the Corporation, including) without limitation, book debts, rights, powers, franchises and undertakings, to secure any such borrowing, any bonds, debentures, notes or other evidences of indebtedness, any such debt obligations, any such guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

Voting Rights in Other Bodies Corporate

8. The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such proxies, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers signing or arranging for them. In addition, the board may from time to time direct the manner in
                                                                   ------
which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

Withholding Information from Shareholders

9. No shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would not be expedient in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a meeting of shareholders.

Creation and Consolidation of Divisions

10. The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation,
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character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

Name of Division

11. Subject to compliance with law, any division or sub-unit of the Corporation may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation sets out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued, or made by, or on behalf of, the Corporation.

Officers of Division

12. The board or, if authorized by the board, the chief executive officer, may from time to time appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board, or, if authorized by the board, the chief executive officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                                   DIRECTORS

Duties of Directors

13. Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation.

Number of Directors and Quorum

14. Subject to the articles, the board shall consist of the number of directors specified in the articles (or such number as has most recently been specified by a special by-law under the predecessor of the Act); if the articles provide for a minimum and m ' number of directors, the board shall consist of the number of directors determined from time to time by a special resolution (or, if the directors are empowered by a special resolution to determine the number, by a resolution of the board) within such minimum and maximum. Subject to paragraph 16, a majority of the number of directors so specified or determined shall constitute a quorum at any meeting of the board but where the board consists of fewer than three directors, all directors shall constitute a quorum at any meeting of the board.

Qualifications

15. No person shall be qualified for election as a &rector if he is less than eighteen years of age, if he is of unsound mind and has been so found by a court in Canada or elsewhere, if he is not an individual, or if he has the status of a bankrupt. A director need not be a shareholder.

Resident Canadians

16. Unless otherwise provided by the Act, a majority of directors shall be resident Canadians and where the Corporation has only one or two directors, at least one director shall be a resident Canadian. Unless otherwise provided by the Act, the board may not transact business at a meeting other than filling a vacancy in the board, unless a majority of directors present are resident Canadians except where:
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      (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

      (b) a majority of resident Canadian would have been present had that director been present at the meeting.

Election and Term

17. The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders, and all the directors then in office shall retire, but, if qualified, are eligible for re-election. The election shall be by ordinary resolution of the shareholders. If an election of directors is not held at the proper time, the incumbent directors shall continue until their successors are elected.

Removal of Directors

18. A director may be removed from office by ordinary resolution of the shareholders at an annual or special meeting of shareholders. Notice of intention to pass any such resolution shall be provided in the notice calling the meeting, and at that time the shareholders may, by a majority of votes cast, elect a person qualified to fill the vacancy of the director's seat, failing which, it may be filled by the board.

Vacation of Office

19. A director ceases to hold office when he dies, is removed from office by the shareholders acting pursuant to the Act or ceases to be qualified for election as a director, or earlier if he shah have submitted his written resignation to the Corporation, in which case he shall cease to hold office at the later of:

     (a) the time when such written resignation is sent or delivered to the Corporation; and

     (b) the time, if any specified in such written resignation as the effective time of such resignation.

Vacancies

20. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or maximum number of directors or from a failure by the shareholders to elect the number or minimum number of directors at any meeting of shareholders. Notwithstanding the foregoing exception, a quorum of the board may fill a vacancy resulting from an increase in the number of directors where the directors are authorized by special resolution to determine the number of directors, but only if the appointment of an additional director would not result in a total number of directors greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. In the absence of a quorum of the board, or if a vacancy has occurred due to a failure to elect the required number or minimum number of directors by the shareholders at a meeting, the board then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Action by the Board

21. Subject to paragraphs 16 and 28, the powers of the board may be exercised at a meeting at which a quorum is present or by resolution 'in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting. The board may from time to time delegate to a committee of the board, a director or = officer of the Corporation or any other person as may be designated by the board all
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or any of the powers conferred on the board hereunder or by the Act to such extent and in such manner as the board may determine at the time of each such delegation.

Calling of Meetings

22. Meetings of the board shall be held from time to time at such place and such time as the president, the board, the chairman of the board, the managing director or any two directors may determine. Notice of every board meeting shall be given in the manner provided in paragraph 89 to each director not less than forty-eight hours prior the time when the meeting is to be held, and such notice need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. No notice of a meeting shall be necessary if all directors are in attendance and do not object to the holding of the meeting, or if those directors absent have waived notice of, or have given their consent, in one form or another, to the holding of the meeting.

First Meeting of the New Board

23. Provided that a quorum of directors is present, each newly elected board may hold its first meeting after the meeting of shareholders at which such board is elected without having to give prior notice.

Place of Meeting

24. Meetings of the board may be held at any place within or outside Ontario and a majority of such meetings in any financial year of the Corporation need not be held in Canada.

Adjourned Meetings

25. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

Regular Meetings

26. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

Chairman

27. The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

Participation in Meeting by Communications Facilities

28. If all the directors present at or participating in the meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communications facilities as permit all persons participating 'n the meeting to communicate simultaneously and instantaneously, and a director participating in such a meeting by such means shall be deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meetings, to which it relates and may be given with respect to all meetings of the board and of committees of the board.
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Votes to Govern

29. At all meetings of the board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

One Director

30. Where the Corporation has only one director, that director may constitute a meeting.

Transaction of Business by Signature

31. Where a resolution in writing is signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, it shall be considered as valid as if it had been passed at a meeting of directors or a committee of directors.

Remuneration of Directors

32. Subject to any unanimous shareholder agreement, the directors of the Corporation shall be paid such remuneration as the board may from time to time determine. Any remuneration shall be in addition to any salary of a director employed by the Corporation. The directors also shall be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof.

Declaration of Interest

33. Every director or officer of the Corporation who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to a material contract or proposed material contract with the Corporation, shall inform the Corporation of the nature and extent of his interest at the time and in the manner provide by the Act. Such director shall refrain from voting in respect of any such proposal or transaction unless permitted by the Act.

                                   COMMITTEES


Committees of the Board

34. The board may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which, under the Act, a committee of the board has no authority to exercise. A majority of the members of any such committee shall be resident Canadians unless the Act permits otherwise.

Transaction of Business

35. Subject to the provisions of paragraph 28, the powers of a committee of the board may be exercised by a meetings, at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.
Meetings of such committees may be held at any place within or outside Ontario.

Advisory Bodies

36. The board may from time to time appoint such advisory bodies as it may deem advisable.

Procedure
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37.  Each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure, unless otherwise directed by the board.

                                    OFFICERS

Appointed Officers

38. Subject to any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to them powers to manage the business and affairs of the Corporation. Subject to paragraphs 39 and 40, an officer may but need not be a director and one person may hold more than one office.

Chairman of the Board

39. The board may from time to time appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and he shall, subject to the provisions of the Act, have such powers and duties as the board may specify. During the absence or disability of the chairman of the board, the managing director, if any, or the president shall have the powers and duties of that office.

Managing Director

40. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office. The managing director shall be a director and a resident Canadian.

President

41. If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

Vice-President

42. A vice-president shall have such powers and duties as may be delegated to him by the board or the chief executive officer.

Secretary

43. The secretary, as and when requested to do so, shall attend and be the secretary of all meetings of shareholders, the board and committees of the board and shall enter or cause to be entered in the books kept for that purpose, minutes of all proceedings at such meetings; he shall give or cause to be given as and when instructed, all notices required to be given to shareholders, directors, officers, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, if any, and of all books, papers, records, documents and other
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instruments belonging to the Corporation, except -where some other officer or agent has been appointed for the purpose; and he shall have such powers and duties as may be delegated to him by the board or the chief executive officer.

Treasurer

44. The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall provide upon request of the board a complete statement of all his transactions as treasurer and of the financial position of the Corporation; and he shall have such powers and duties as may be delegated to him by the board or the chief executive officer.

Powers and Duties of Other Officers

45. The duties of all officers shall be such as the terms of their engagement call for or as may be prescribed by the board or the chief executive officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

Variation of Powers and Duties; Term of Office

46. Subject to the provisions of the Act, the board may from time to time vary, add to or limit the powers and duties of any officer, without prejudice to such officer's rights under any employment contract. The board may, in its discretion, remove any officer of the Corporation. Otherwise, each officer shall hold office until his successor is appointed, or until his earlier resignation, and shall be deemed to have resigned if not reappointed at any meeting of the board held immediately following an annual meeting of shareholders of the Corporation.

Terms of Employment and Remuneration

47. The terms of employment and the remuneration of an o officer appointed by the board shall be settled by it from time to time.

Declaration of Interest

48. A-n officer shall disclose his material interest, if any, in any material contract or proposed material contract with the Corporation in accordance with paragraph 33.

Agents and Attorneys

49. The Corporation, by or under the authority of the board, shall have the power to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management, administration or otherwise (including the power to sub-delegate) as may be deemed fit and necessary.

Fidelity Bonds

50. The board may direct any one or more officers, agents and employees of the Corporation to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.
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                 PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Limitation of Liability

51. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director of officer from the duty to act in accordance with the Act or from liability for any breach thereof.

Indemnity

52. Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer of the Corporation or a body corporate of which the Corporation is or was a shareholder or creditor (or any person who undertakes-- or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:

     (a) he acted honestly and in -good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity apart from the provisions of this by-law.

Insurance

53. Subject to the limitations contained in the Act, the Corporation may purchase and maintain liability insurance for the benefit of any person referred to in paragraph 52.

                                     SHARES

Allotment of Shares

54. Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation to such person or persons or class of persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid for.
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Payment of Commission

55. The board may authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from another person, or procuring or agreeing to procure purchasers for any such shares.

Registration of Transfer

56. Subject to the provisions of the Act, no transfers of shares shall be registered on a securities register or on one of the branch registers of transfer (if any) except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by an appropriate person, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles, and upon satisfaction of any lien referred to in paragraph 58.

Central and Branch Registers

57. The Corporation shall maintain in respect of each class of securities of the Corporation issued by it in registered form a central securities register and a central register of transfers at its registered. office or any other place which the board may authorize. The board may appoint one or more registrars or agents to oversee the registers of security holders and such person may but need not be the same individual or corporation. The board may terminate such an appointment at any time.

Lien on Shares

58. If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision in the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

Non-Recognition of Trusts

59. Subject to the provisions of the Act, the Corporation may treat the person in whose name a share is registered in the securities register as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

Share Certificates

60. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates, and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 5 and need not be under corporate seal, provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed 91 shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

Replacement of Share Certificates

61. The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate or certificate of acknowledgement, 'in lieu of and upon cancellation of a certificate that has been damaged, or 'in substitution for a certificate claimed to have been lost, stolen or destroyed, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

Joint Shareholders

62. If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate 'in respect thereof and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipt for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

Deceased Shareholders

63. In the event of the death of a single or joint holder of any share of the Corporation, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payment in respect thereof except upon production of all such documents as may be required by law and upon compliance with the provisions of the Act and the reasonable requirements of the Corporation and its transfer agents.

                              DIVIDENDS AND RIGHTS

Dividends

64. Subject to the provisions of the Act and the articles, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuance fully paid shares of the Corporation or by offering options or rights to acquire fully paid shares. Where a dividend remains unclaimed for a period of six years from the date on which the same has been declared, it shall be forfeited and shall revert to the Corporation.

Dividend Cheques

65. A dividend payable in money shall be paid by cheque drawn on the Corporation's bankers to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his last address appearing on the records of the Corporation. In the case of joint holders the cheque shall be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid unless the same is not paid on due presentation shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

Non-Receipt of Cheque

66. In the event of non-receipt of any dividend cheque by the person to whom it is so sent as aforesaid, the Corporation, upon proof of such non-receipt, upon satisfactory indemnity and upon reimbursement of expenses, all as the board may from time to time prescribe, whether generally or in any particular case, shall issue to such a person a replacement cheque for a like amount.

Record Date for Dividends and Rights

67. The board may fix in advance a date, preceding by not more than fifty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities and notice of such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the dose of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

                            MEETINGS OF SHAREHOLDERS

Annual Meetings

68. The annual meeting of shareholders shall be held at such time in each year, and subject to paragraph 70 shall be held at such place within or outside Ontario as the directors may determine, for the purpose of considering minutes of earlier meetings and the financial statements and auditor's reports required by the Act to be placed before the annual meeting, electing directors, appointing or re-appointing, an auditor and fixing or authorizing the board to fix his remuneration. No other business shall be undertaken at an annual
                                                                  ------
meeting unless it is also constituted as a special meeting.

Special Meeting

69. The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

Place of Meeting

70. Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate, or at some other place within or outside Ontario, or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

Notice of Meeting

71. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 89 not less than ten days and not more than fifty days prior to the meeting, to each director, to the auditor, and to each shareholder -who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a special meeting must be accompanied by a notice stating the business of that meeting 'in sufficient detail an d the text of any special resolution to be submitted at that meetings in order that the shareholder can be informed and can form a reasoned judgment thereon.

List of Shareholders Entitled to Notice

72. For every meeting of shareholders, the Corporation shall prepare within the time specified by the Act a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph

73   The shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered:

     (a) at the close of business on the day immediately preceding on which notice of the meeting is given; or

     (b) on the day on which the meeting is held where no such notice is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.

Record Date for Notice

73. The board may decide upon a date in advance preceding by not more than fifty days and by not less than twenty-one days a record date for the determination of persons entitled to receive notice of a meeting of shareholders and notice thereof shall be given not less than twenty-one days before such record date by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held.

Meetings Without Notice

74. A meeting of shareholders may be held without notice or on shorter notice than that provided for herein at any time and place permitted by the Act, the articles or the bylaws:

      (a) if all the shareholders entitled to vote thereat are present in person or duly represented (other than those present expressly to object that the meeting is not lawfully called) or if those not present or represented waive notice of or otherwise consent to such meeting being held;

      (b) if the auditors and the directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called; and

      (c) if the auditors and the directors not present waive notice of or otherwise consent to such meeting being held. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

Chairman and Secretary

75. The chairman of any meeting of shareholders shall be the first mentioned-- of such of the following officers as have been appointed and who is present at the meeting: president, managing director, chairman of the board, or a vice-president who is a director. Should none of the aforementioned officers be present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

Scrutineers

76. At each meeting of shareholders, either the chairman, with consent of meeting, or a resolution of the shareholders may appoint a scrutineer who need not be a shareholder of the Corporation.

Persons Entitled to be Present

77. Only voting shareholders, the chairman of the board (if any), the president, the directors, the auditor or any others entitled to or required by the Act, the articles or the bylaws, or any unanimous shareholder agreement to be present ' are entitled to attend a shareholders meeting. All others must obtain the permission of the chairman of the meeting to attend or the consent of those present at the meeting.

Quorum

78. Subject to the provisions of the Act, if the Corporation has two or more shareholders (or two or more holders of any class or series of shares) a quorum for the transaction of business at any meeting of shareholders (or of such class or series) shall be two 'persons present in person, each being a shareholder entitled to vote thereat or a duly appointed representative or proxyholder for an absent shareholder so entitled and holding or representing in the aggregate not less than fifty-one percent of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of the meeting of -shareholders, the shareholders present or represented may proceed with the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business. If the Corporation has only one shareholder (or only one holder of any class or series of shares) then the sole shareholder (or such holder) present in person or by proxy constitutes a meeting of shareholders (or of such class or series).

                            Effective April 27, 1999

"78. Quorum.  Subject to the provisions of the Act, a quorum for the transaction
     ------
of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy holder or representative of a shareholder so entitled, irrespective of the number of shares held by such persons. If a quorum is present at the opening of any meeting of shareholders, the shareholder or shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the time appointed for the meeting or within such reasonable time thereafter as the shareholders may determine, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business";

Right to Vote

79. Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, every person named in the list referred to in paragraph 72 shall be entitled to vote the shares opposite his name except to the extent that:

     (a) where the Corporation has fixed a record date in respect of such meeting such person has transferred any of his shares after such date, or where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared; and

     (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares has demanded not later than ten days before the meeting that his name be included in such list. In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in paragraph 72, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

Proxyholders and Representatives

80. Each shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform to the requirements of the Act. Where such shareholder is a body corporate or association it may authorize by resolution of its directors or governing body any individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were = individual shareholder. Such an individual shall establish his authority by depositing with the Corporation a certified copy of such resolution, or in such other manner as
                                                                      ------
may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

Time for Deposit of Proxies

81. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if no such time is specified in such notice, if it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

Joint Shareholders

82. Where two or more persons hold shares jointly, any one of them present in person or by proxy may vote the shares in the absence of the other or others; but if two or more are present in person or by proxy, they shall vote as one the shares jointly held by them.

Votes to Govern

83. A majority of votes cast at a meeting will decide each question excluding, those which must be dealt with by the articles or by-laws of the Corporation. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

Show of Hands

84. Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a shareholder demands a poll. Upon a show of hands each person who is present and entitled to vote shall have one vote. Unless a poll thereon is so required or demanded the chairman after the show of hands shall inform the voters whether the question has been carried (and by what majority) or not carried, and an entry to that effect in the minutes of the meeting will supply prima facie evidence of the fact without proof of the number or proportions of the votes recorded in favour or against any resolution or other proceedings in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

Polls

85. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a poll or any person present and entitled to vote on such question at the meeting may demand a poll. . poll so required or demanded shall be taken in such manner as the chairman shall direct. . requirement or demand for a poll may be withdrawn at any time prior to the taking of the poll. If the poll is taken each person present shall be entitled, 'in respect of the shares -which he is entitled to vote at the meeting, upon the question, to that number of votes provided by the Act or the articles and the result of the poll so taken shall be the decision of the shareholders at the meeting.

Adjournment

86. If a meeting of shareholders is adjourned for less than thirty days, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the earlier meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting.

Resolution in 'Writing

87. Subject to the provisions of the Act, a resolution in writing signed by all voting shareholders is as valid as if it had been passed at a meeting of shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors.

One Shareholder

88. Where the Corporation has but one shareholder or only one holder of any class or series of shares, that shareholder present in person or by proxy constitutes a meeting.

                                    NOTICES

Method of Giving Notices

89. Any notice, communication or document which is to be given, sent, delivered or served to a shareholder, director, officer, auditor or member of a committee of the board under any provision of the Act, the articles or by-laws or otherwise shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received by the addressee on the fifth day after mailing; and -a notice sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company, agency or its representative. The secretary may change or cause to be changed the recorded address of any shareholder, director, auditor or member of a committee of the board in accordance with any information believed by him to be reliable. Where a notice, communication or document is sent by prepaid mail and is consecutively returned three times to the Corporation because a shareholder cannot be found, the Corporation is under no obligation to send any further notice, communication or document to such shareholder until informed of his new address.

Computation of Time

90. The date of giving of any notice and the date of any meeting or other event shall both be excluded when determining the date when notice must be given under any provision of the articles or by-laws requiring a specified number of days' notice of any meeting or other event.

Notice to joint Shareholders

91. If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

Omissions and Errors

92. The accidental omission to give any notice to a shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any of the aforementioned or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

Persons Entitled by Death or Operation of Law

93. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect to such share which shall have been duly given to the shareholder from whom he derives his title prior to his name being entered on the records of the Corporation ('Whether such notice was given before or after the happening of the event upon which he become so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

Waiver of Notice

94. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive or abridge the time of any notice required to be given to him under any of the provisions of the Act, the articles, the bylaws or otherwise and such waiver or abridgement whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

Effective Date

95.  This by-law comes into effect when made by the board.

Repeal

96.  As of the coming into effect of this by-law, By-Law Number         of the
Corporation dated the _____ day of                     19 is repealed provided
that such repeal does not affect the validity of any act done or right, privilege, obligation or liability acquired or 'incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal. All officers and persons acting under any bylaw so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this bylaw and until amended or repealed.


     PASSED by the board pursuant to the Act the 31st day Of August, 1994

(signed) Dieter Doederlein                    (signed) Dieter Doederlein
President                                     Secretary

or

THE FOREGOING BY-LAW is hereby consented to by the sole director of the Corporation pursuant to the Act, as evidenced by such director's signature hereto.

Dated the 31st day of August, 1999

(signed) Dieter Doederlein

                                 BY-LAW NO. 2

                            1095137 ONTARIO LIMITED
                    (hereinafter called the "Corporation")


TO AUTHORIZE THE BOARD OF DIRECTORS TO BORROW AND PLEDGE


BE IT ENACTED THAT:

The Board of Directors is hereby authorized:

(a) to borrow money and obtain advances upon the credit of the Corporation, from the Royal Bank of Canada (hereinafter called the "Bank"), at such time, in such amounts and on such terms as it may deem appropriate by discounting or causing to be discounted negotiable paper or instruments made, drawn, accepted or endorsed by the Corporation, by overdraft, by arranging for credits, or by way of loans, advances and otherwise howsoever;

(b) to issue bonds, debentures or other securities of the Corporation, to give them as security or otherwise assign them to the Bank under such terms, conditions and considerations as it may deem appropriate;

(c) to hypothecate, mortgage, pledge, assign, transfer or affect in whatsoever manner all or any real or personal property, moveable and immovable, enterprises, rights or choses in action, present or future of the Corporation, to secure the said bonds, debentures or securities issued, or to secure any loans, debts, responsibilities or commitments whatsoever, present or future, direct or indirect, of the Corporation towards the Bank;

(e) to delegate from time to time, in its discretion, by resolution to one or several directors, officers or other employees of the Corporation or to any other person or persons, all or any of the above-mentioned powers.

The powers provided for in this By-law are in addition to those which the directors or officers of the Corporation may hold pursuant to any applicable law or instrument governing the Corporation.

This By-law shall remain in full force and effect insofar as it affects the Bank, until a written notice of the repeal or the alteration thereof shall have been given to the Bank and acknowledged in writing by the latter.

MADE by the board as of the 31st day of August, 1994.

(signed) Dieter Doederlein                           (signed) Dieter Doederlein
President                                            Secretary

CONFIRMED by the sole shareholder in accordance with the Business
Corporations Act (Ontario) as of the 31 " day of August, 1994.

                                                      (signed) Dieter Doederlein
                                                      Secretary